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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1998, appearing on page 24 of the 1998 Financial Report of American Management Systems, Incorporated, which is incorporated by reference in American Management Systems, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 12 of such Annual Report on Form 10-K.



/s/ PRICE WATERHOUSECOOPERS LLP

Washington, D.C.
August 17, 1999